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                                                                     EXHIBIT 8.1

             [LETTERHEAD OF LUSE LEHMAN GORMAN POMERENK & SCHICK]

August 7, 2000

Board of Directors
New Harris Financial, Inc.
235 North Second Street
Harrisburg, PA 17101

Board of Directors
York Financial Corp.
101 South George St.
York, PA 17401

Gentlemen:

          You have requested our opinion of the federal income tax consequences of the following proposed transactions pursuant to the Agreement and Plan of Reorganization By and Between Harris Financial, MHC ("Harris MHC"), Harris Financial, Inc. ("Harris Financial"), New Harris Financial, Inc. ("New Harris Financial"), Harris Savings Bank ("Harris Savings Bank"), York Financial Corp. ("York Financial") and York Federal Savings & Loan Association ("York Federal"), dated March 27, 2000 (the "Merger Agreement"): (i) the merger of York Financial with and into New Harris Financial with New Harris Financial as the surviving entity whereby York Financial stockholders will receive shares of New Harris Financial in exchange for their shares of York Financial common stock ("Company Merger"); and (ii) the merger of York Federal with and into Harris Savings Bank with Harris Savings Bank as the surviving entity ("Bank Merger"), which merger will immediately follow the Company Merger.

          Immediately prior to the Company Merger and Bank Merger, Harris MHC, Harris Financial, New Harris Financial and Harris Savings Bank completed a mutual-to-stock conversion transaction (the "Stock Conversion") whereby Harris MHC, a federally-chartered mutual holding company, and Harris Financial, a federally-chartered stock mid-tier holding company of Harris Savings Bank, each merged into Harris Savings Bank, with Harris Savings Bank as the resulting institution, and Harris Savings Bank formed New Harris Financial as the new stock holding company of Harris Savings Bank. In the Stock Conversion, the shareholders of Harris Financial, other than Harris MHC, exchanged their shares of Harris Financial for shares of New Harris Financial. In connection with the Stock Conversion, Harris Financial is offering up to 30,417,500 shares of its common stock to
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Boards of Directors
New Harris Financial, Inc.
York Financial Corp.
August 7, 2000
Page 2

the public and will use up to 20,448,691 shares of its common stock to effect the Company Merger.

          Both the Company Merger and the Bank Merger (sometimes collectively referred to as the "Merger") are being effected pursuant to the Merger Agreement, which is described in more detail in the Preliminary Prospectus of New Harris Financial, Inc./Joint Merger Proxy Statement of Harris Financial, Inc. and York Financial Corp. as filed with the Registration Statement (as defined below) (the "Joint Proxy Statement/Prospectus").

          For purposes of this opinion, we have examined and are familiar with originals or copies, certified or otherwise identified to our satisfaction, of
(i) the Merger Agreement, (ii) the Registration Statement on Form S-4, including the Joint Proxy Statement/Prospectus, as filed by New Harris Financial in connection with the above-noted transactions on June 23, 2000 and thereafter amended (the "Registration Statement"), and (iii) such other documents as we have deemed necessary or appropriate in order to enable us to render the opinions below. In our examination, we have assumed the genuineness of all signatures where due execution and delivery are requirements to the effectiveness thereof, the legal capacity of all natural persons, the authenticity of all documents submitted to us as originals, the conformity to original documents of all documents submitted to us as certified, conformed or photostatic copies and the authenticity of the originals of such copies. In rendering the opinion set forth below, we have relied upon certain written representations of Harris Financial and of York Financial (which representations we have neither investigated nor verified).

          In rendering our opinion, we have considered the applicable provisions of the Internal Revenue Code of 1986, as amended (the "Code"), regulations of the United States Department of the Treasury, pertinent judicial authorities, interpretative rulings of the Internal Revenue Service and such other authorities as we have considered relevant. Our opinion is based upon the current provisions of the Internal Revenue Code of 1986, as amended (the "Code) and regulations thereunder (the "Treasury Regulations"), and upon current Internal Revenue Service ("IRS") published rulings and existing court decisions, any of which could be changed at any time. Any such changes may be retroactive and could significantly modify the statements and opinions expressed herein. Similarly, any change in the facts and assumptions stated below, upon which this opinion is based, could modify the conclusions. This opinion is as of the date hereof, and we disclaim any obligation to advise you of any change in any matter considered herein after the date hereof.

          We have also assumed that the transactions contemplated by the Merger Agreement will be consummated strictly in accordance with the Merger Agreement and as described in the Joint Proxy Statement/Prospectus, that the Company Merger will qualify as a statutory merger under the applicable laws of the State of Pennsylvania, and that the Bank Merger will qualify as a statutory merger under applicable federal law. We are opining only as to the matters expressly set forth herein,
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Boards of Directors
New Harris Financial, Inc.
York Financial Corp.
August 7, 2000
Page 3

and no opinions should be inferred as to any other matters or as to the tax treatment of the transactions that we do not specifically address. We express no opinion as to other federal laws and regulations, or as to laws and regulations of other jurisdictions.

          Based solely upon and subject to the foregoing, it is our opinion that:

          1. The Company Merger and the Bank Merger, when consummated in accordance with the terms of the Merger Agreement, will each qualify as a reorganization under Section 368(a) of the Code and the Stock Conversion will not adversely affect their qualification as such.

          2. No gain or loss will be recognized by Harris Financial, Harris Savings Bank, York Financial, York Federal or York Financial stockholders, as a result of the Company Merger or the Bank Merger.

          3. No gain or loss will be recognized by any York Financial stockholder upon the exchange of York Financial common stock solely for New Harris Financial common stock pursuant to the Company Merger (except with respect to cash received in lieu of a fractional share interest in New Harris Financial common stock, if any, as discussed below).

          4. The aggregate tax basis of the New Harris Financial common stock received by each stockholder of York Financial who exchanges York Financial common stock for New Harris Financial common stock in the Company Merger will be the same as the aggregate tax basis of the York Financial common stock surrendered in exchange therefor (subject to any adjustments required as the result of receipt of cash in lieu of a fractional share interest in New Harris Financial common stock).

          5. The holding period of the shares of New Harris Financial common stock received by a York Financial stockholder in the Company Merger will include the holding period of the York Financial common stock surrendered in exchange therefor, provided that such shares of York Financial common stock were held as a capital asset by such stockholder at the effective time.

          6. Cash received in the Company Merger by a York Financial stockholder in lieu of a fractional share interest of New Harris Financial common stock will be treated as having been received as a distribution in full payment in exchange for the fractional share interest of New Harris Financial common stock which such stockholder would otherwise be entitled to receive, and will qualify as capital gain or loss (assuming the York Financial common stock surrendered in exchange therefor was held as a capital asset by such stockholder at the effective time of the Company Merger).
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Boards of Directors
New Harris Financial, Inc.
York Financial Corp.
August 7, 2000
Page 4


          We hereby consent to the filing of this opinion as an exhibit to the Registration Statement on Form S-4 filed by Harris Financial with the Securities Exchange Commission, the Combined Application H-(e)1/H-(e)3 filed by New Harris Financial with the Office of Thrift Supervision ("OTS") and the Form AC Application for Conversion filed by Harris MHC with the OTS, and to the references to us under the heading "Conditions to Completion of the Merger" in the Prospectus of New Harris Financial, Inc./Joint Merger Proxy Statement of Harris Financial, Inc. and York Financial Corp.

          This opinion is rendered solely for the benefit of New Harris Financial and York Financial, in connection with the proposed transaction and is not to be relied upon or used for any other purpose without our prior written consent. This opinion may not be applicable to York Financial stockholders who received their York Financial common stock pursuant to the exercise of employee stock options or otherwise as compensation or who are not citizens or residents of the United States.

                                      Very truly yours,

                                      LUSE LEHMAN GORMAN POMERENK
                                         & SCHICK, P.C.

                                      By: /s/ Luse Lehman Gorman Pomerenk
                                              & Schick, P.C.
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